UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 14, 2021

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2021, Charles A. Pearce, Chief Legal Officer and Corporate Secretary of Credit Acceptance Corporation (referred to as the “Company,” “Credit Acceptance,” “we,” “our” or “us”) informed us that he has decided to retire from the Company effective December 31, 2021.

Mr. Pearce has submitted his resignation as the Company’s Chief Legal Officer and Corporate Secretary effective June 30, 2021, at which time, he will assume the position of Special Assistant to the Chief Executive Officer to assist with transition pending the effectiveness of his retirement from the Company.

The Company has appointed Erin J. Kerber, currently serving as Senior Vice President, Assistant General Counsel – Regulatory Compliance, to succeed Mr. Pearce as the Company's Chief Legal Officer and Corporate Secretary effective July 1, 2021. Ms. Kerber joined the Company in 2010 as a Litigation Manager and was promoted to Director of Regulatory Compliance in 2012. She was named Vice President – Regulatory Compliance in 2014 and assumed her present position in 2018. From 2003 until joining the Company, Ms. Kerber was an attorney with the law firm Dickinson Wright PLLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: June 17, 2021	By:	/s/ Jay D. Martin
Jay D. Martin
Senior Vice President – Finance & Accounting